EXHIBIT 16.1

JEWETT, SCHWARTZ ,WOLFE & ASSOCIATES
HOLLYWOOD, FL

April 5, 2011

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of BIOFIELD CORP., (the “Company”) Form 8-K dated April 5,2011 and are in agreement with the statements relating only to Jewett, Schwartz, Wolfe & Associates  contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ Jewett, Schwartz, Wolfe & Associates

JEWETT, SCHWARTZ ,WOLFE & ASSOCIATES